BEA Systems, Inc.

2315 North First Street

San Jose, California 95131

Telephone: (408) 570-8000

Fax: (408) 570-8901

www.bea.com

At the Company:

Kevin Faulkner, Vice President – Investor Relations

(408) 570-8293

John Kiger, Sr. Director – Investor Relations

(408) 570-8303

BEA Reports Preliminary Expected Second Quarter Financial Results

SAN JOSE, Calif.—August 2, 2004—BEA Systems, Inc. (Nasdaq: BEAS), the world’s leading application infrastructure software company, today announced preliminary results for its fiscal second quarter ended July 31, 2004. BEA expects to report total revenues between $260 million and $263 million, with license revenue in the range of $115 to $117 million. BEA also expects to report pro forma earnings per share of $0.07-$0.08 and GAAP earnings per share of $0.06-$0.07.

“We made good progress in improving our overall execution in the quarter. We were able to deliver reasonable results given the continuing difficulty in the worldwide IT spending environment,” said Alfred Chuang, BEA’s founder, chairman and CEO. “Our services revenue remained strong, driven by continued strength in our maintenance business and growth in our consulting business.”

Expected second quarter results are preliminary, subject to BEA’s management and independent auditors completing their customary quarterly closing review procedures.

Given the recent preannouncements throughout the software industry, BEA decided to release this preliminary information.

BEA is scheduled to release its second quarter results on August 12, 2004.

Non-GAAP Financial Measures

BEA provides pro forma expense, operating income, operating margin, net income, and net income per share data as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), are intended to supplement GAAP financial information, and may be different than pro forma measures used by other companies. BEA believes that the presentation of pro forma non-GAAP, financial measures provides useful information to investors regarding our financial condition and results of operations because it provides additional detail and an alternative method of assessing our operating results that we believe is more focused on our on-going operations and may allow investors to perform more meaningful period-to-period comparisons of our operating results. In addition, BEA’s management team uses these measures for reviewing our financial results, and for budget and planning purposes.

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BEA Reports Preliminary Q2 Fiscal 2005 Results

August 2, 2004 / Page 2

The following table reconciles the non-GAAP earnings per share to GAAP earnings per share:

	Low end of Range	High end of Range
Non-GAAP pro forma EPS	$0.07	$0.08
Amortization of intangibles and stock-based compensation, net of taxes	$0.01	$0.01
GAAP EPS	$0.06	$0.07

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is the world’s leading application infrastructure software company, providing the enterprise software foundation that allows thousands of companies to benefit from service-oriented architectures. With more than 15,000 customers around the world, including the majority of the Fortune Global 500, BEA and its WebLogic® and Tuxedo® brands are among the most trusted names in business.

Headquartered in San Jose, Calif., BEA has 71 offices in 34 countries and is on the Web at www.bea.com.

Legal Notice Regarding Forward-Looking Statements

Some of the statements in this press release are forward-looking, including statements regarding our preliminary financial results for our fiscal second quarter ended July 31, 2004; our expectation that we will report total revenues between $260 and $263 million; our expectation that we will report license revenue in the range of $115 and $117 million; our expectation that our pro forma earnings per share will be between $0.07 and $0.08; our expectation that our GAAP earnings per share will be between $0.06 and $0.07; the reconciliation of our pro forma and GAAP earnings per share results; our expected findings regarding the progress, improvements, weaknesses, strengths, and other factors affecting our financial performance for our fiscal second quarter ended July 31, 2004 and beyond; and any other statements regarding future financial performance and future events. Statements that include the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” or “continue,” or other comparable terminology, are forward-looking statements. BEA’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties BEA faces that could cause results to differ materially include risks associated with the possibility that we will need to make adjustments to our financial results as part of our customary quarterly financial closing procedures and review by the company’s management and independent registered public accounting firm, which adjustments could result from a number of factors including: our accounting reconciliation process, the receipt of relevant transaction confirmations, any data entry discrepancies; and the receipt of any unexpected information relevant to transactions and expenses. Additional risks and uncertainties that BEA faces that could cause results to differ materially include risks associated with: quarterly fluctuation in customer spending due to economic, geopolitical, competitive and other factors, dependence on growth of the markets for BEA’s products, the rate of any recovery in information technology spending by our customer base, dependence on new product introductions and enhancements, the introduction by competitors of new products and pricing strategies, market acceptance of BEA’s products and enhancements such as our recently introduced BEA WebLogic Platform 8.1, the length of BEA’s sales cycle, dependence on acceptance of BEA’s products by channel partners, dependence on success of BEA’s channel partners, integration of past and future acquisitions, dependence on hiring key personnel, rapid technological change, potential software defects (particularly with regard to newly introduced products), and significant leverage and debt service requirements. Readers should also refer to the

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BEA Reports Preliminary Q2 Fiscal 2005 Results

August 2, 2004 / Page 3

section entitled “Risk Factors That May Impact Future Operating Results” on pages 24 through 37 of BEA’s Report on Form 10-Q for the fiscal quarter ended April 30, 2004, as well as similar disclosures in subsequent BEA SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

BEA, Tuxedo, and WebLogic are registered trademarks and BEA WebLogic Enterprise Platform, BEA WebLogic Server, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic JRockit, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic, BEA eLink, and BEA WebLogic Enterprise Security are trademarks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

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